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                                                                   EXHIBIT 23(A)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8 for the registration of 233,764 shares of SouthTrust Corporation common stock in connection with the Stock Option Plan for Conversion of CENIT Bancorp, Inc. Stock Options) of our report dated January 26, 2001 included in SouthTrust Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our firm included in this Registration Statement.




                                             /s/ ARTHUR ANDERSEN LLP



         Birmingham, Alabama
         August 10, 2001